              EXHIBIT 99

Name and Address of Reporting Person:

Garry K. McGuire

211 Mt. Airy Road

Basking Ridge, New Jersey 07920

Issuer Name and Ticker Symbol:

Avaya Inc. [AV]

Date of Earliest Transaction Required to be Reported:

12/15/2004

On December 15, 2004, pursuant to a Rule 10b5-1 plan previously entered into by the reporting person, 30,000 stock options held by the reporting person were exercised and the underlying shares were sold throughout the day at prices ranging from $16.44 to $16.80 per share.  Set forth below is the list of sales that occurred along with the corresponding selling prices:

Qty Price

1500 16.750000

200 16.770000

400 16.570000

300 16.760000

100 16.530000

1000 16.710000

1900 16.600000

200 16.780000

300 16.490000

1600 16.740000

500 16.500000

100 16.800000

100 16.450000

3600 16.700000

200 16.510000

100 16.440000

3000 16.690000

100 16.460000

100 16.470000

1100 16.680000

300 16.550000

300 16.480000

300 16.670000

600 16.620000

100 16.520000

1700 16.650000

1800 16.630000

100 16.560000

1900 16.640000

1400 16.660000

200 16.580000

600 16.610000

2200 16.730000

700 16.590000

1400 16.720000